Exhibit 99.1

BitNile Holdings Partners with Ed Carpenter Racing to Sponsor the No. 20 BitNile Chevrolet for the 2022 NTT INDYCAR SERIES

Las Vegas, NV, January 14, 2022 – BitNile Holdings, Inc (NYSE American: NILE), a diversified holding company (“BitNile” or the “Company”) today announced today a new partnership with Ed Carpenter Racing to serve as primary partner for the No. 20 Chevrolet in a two-year deal (subject to certain termination provisions) as Ed Carpenter Racing welcomes back Conor Daly as the full-time driver for the 2022 NTT INDYCAR SERIES season. BitNile will also serve as an associate sponsor on Ed Carpenter Racing’s second entry, the No. 21 Chevrolet.

The upcoming season will mark Daly’s return to Ed Carpenter Racing for a third year, though it will be his first as full-time driver of the No. 20 BitNile Chevrolet. Over the past eight years Conor Daly, an Indiana native, has competed in 80 Indy car races. The 2021 Indianapolis 500 proved a career highlight for the hometown favorite as he paced the field for nearly a quarter of the race, leading the most laps of all drivers.

Milton “Todd” Ault, III, the Company’s Executive Chairman, stated, “I’ve been a fan of Indy car racing for a long time, and it is exciting to have the opportunity to team up with Ed Carpenter Racing. It’s a natural fit for BitNile to invest in a small Indiana business as we have a number of investments in the Midwest, including our mining facilities.” He added, “BitNile operates with a ‘Risk On’ philosophy where we believe risk is a key element to winning. Conor Daly and Ed Carpenter Racing share that mindset.”

Next Wednesday, January 19, Messrs. Daly and Carpenter will be guests on Mr. Ault’s podcast, Risk On. Viewers can watch a live stream from the ECR shop on YouTube at 4 p.m. ET. The 2022 NTT INDYCAR SERIES season will begin on Sunday, February 27, 2022 in St. Petersburg, FL.

BitNile previously announced its plan to split into two public companies by distributing the equity of Ault Alliance to its stockholders. Following the spin-off of Ault Alliance, the Company, through its BitNile, Inc. subsidiary, will be a pure-play provider of Bitcoin mining and data center operations, pursuing DeFi-related initiatives. Ault Alliance will maintain its focus on the Company’s legacy businesses and more recently initiated operations, including lending and investing in the real estate and distressed asset spaces as well as, among others, defense, and power solutions, including electric vehicle charging products.

For more information on BitNile Holdings and its subsidiaries, BitNile recommends that stockholders, investors, and any other interested parties read BitNile’s public filings and press releases available under the Investor Relations section at www.BitNile.com or available at www.sec.gov.

About BitNile Holdings, Inc.

BitNile Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, BitNile owns and operates a data center at which it mines Bitcoin and provides mission-critical products that support a diverse range of industries, including defense/aerospace, industrial, automotive, telecommunications, medical/biopharma, and textiles. In addition, BitNile extends credit to select entrepreneurial businesses through a licensed lending subsidiary. BitNile Holdings’ headquarters are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141; www.BitNile.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.BitNile.com.

BitNile Holdings Investor Contact:

IR@BitNile.com or 1-888-753-2235